UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

ADVISER MANAGED TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Subject: SEI Funds Special Meeting of Shareholders

Dear (First Name, Last Name)

The combined Special Meeting of Shareholders of Various SEI Funds is scheduled to take place on October 16, 2024.

The proxy materials for this meeting are linked below for your review.

Proxy Statement - https://vote.proxyonline.com/SEI/docs/2024mtg.pdf

Sample Proxy Card - https://vote.proxyonline.com/sei/docs/B1_SEI.pdf

If you have not yet voted your proxy, we have a convenient way for you to vote and have your shares represented at the Special Meeting.

Please send an e-mail directly to the proxy vendor at votemyproxy@equiniti.com with the below information:

Subject Line: SEI Proxy

1.	First Name, Last Name
2.	Mailing address
3.	Your instructions to vote your shares as (FOR ALL, WITHHOLD ALL or FOR ALL EXCEPT) for the proposal.

Once your vote has been processed you will receive a written confirmation in the mail that the proxy vendor has processed your vote.

If you have additional questions, please call the proxy vendor at 866-751-6311 for more information between the hours of 9 AM and 10 PM ET, Monday through Friday or 10 AM and 6 PM ET on Saturday. At the time of the call, please be prepared to provide the proxy vendor with your name and address.

Thank you for your attention to this matter. Your time is greatly appreciated.